Exhibit 99.1

Taboola Reports Strong Q3 2025 Financial Results, Surpassing High-End of Guidance;
 Raises Full-Year Outlook

NEW YORK, Nov. 5, 2025 (GLOBE NEWSWIRE) -- Taboola (Nasdaq: TBLA), a global leader in delivering performance at scale for advertisers, today announced its results for the third quarter ended September 30, 2025.

“We delivered another strong quarter with our third quarter results beating the high-end of our guidance across all metrics” said Adam Singolda, CEO of Taboola. “Realize is at an inflection point and driving meaningful success for our advertisers. We’re building on that momentum and are even more confident in our strategy. As a result, we’re continuing to aggressively buy back shares, having already repurchased 14% of the company this year.”

Third Quarter 2025 Financial Results
(All comparisons are to the third quarter of 2024 unless otherwise noted.)
•
Revenues of $496.8 million, an increase of 14.7%. Revenues were primarily driven by a 4.4% growth in Scaled Advertisers, complimented by a 10.9% increase in Average Revenue per Scaled Advertiser. Q3 revenue growth reflects momentum in Realize, Taboola’s recently launched performance platform, and includes strong contributions from Taboola News and Bidded Supply.

•
Gross Profit of $139.0 million, an increase of 4.6%. Ex-TAC Gross Profit was $176.8 million, an increase of 6.3% which included a 0.6% benefit from currency. Ex-TAC Gross Profit growth was primarily driven by strong advertising spend partially offset by a margin headwind related to a one-time test on Yahoo supply last year.

•
Net Income of $5.2 improved from a Net Loss of $(6.5) million. Adjusted EBITDA was $48.2 million, up 0.6%. Adjusted EBITDA growth was primarily driven by ex-TAC Gross Profit growth and continued cost discipline, partially offset by higher hosting costs related to certain growth initiatives, FX headwinds, and marketing spend for Realize. Adjusted EBITDA margins of 27.3% compared to  28.8% from last year.

•
Cash Flow generated by operating activities was $53.2 million, compared to $49.8 million. Free Cash Flow was $46.3 million, compared to $42.9 million. Increases in cash flow generated by operating activities and free cash flow were primarily due to strong collections and continued cost discipline

Fourth Quarter and Full Year 2025 Guidance
For the Fourth Quarter and Full Year 2025, the Company currently expects (dollars in millions):

	Q4 2025 Guidance	FY 2025 Guidance
Unaudited
(dollars in millions)
Revenues	$532 - $542	$1,914 - $1,932
Gross profit	$166 - $171	$550 - $564
ex-TAC Gross Profit*	$204 - $210	$700 - $710
Adjusted EBITDA*	$83 - $85	$209 - $214
Non-GAAP Net Income (Loss)*	$52 - $56	$139 - $144

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. See Appendix: Non-GAAP Guidance Reconciliation for further information.

1

Webcast & Conference Call
Taboola’s senior management team will discuss the Company’s earnings on a call that can be accessed via webcast at https://investors.taboola.com.

To access the call by phone, please go to this link: https://register-conf.media-server.com/register/BI842849d723f6421fbfb0567e0a02ea41 to register at and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on November 5, 2026.

*About Non-GAAP Financial Information
This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Definitions
•
ex-TAC Gross Profit: Gross profit adjusted to add back other cost of revenues and non-cash amortization of the Commercial agreement asset. We add back the non-cash amortization of the Commercial agreement asset because it is unique primarily due to the issuance of equity rather than cash, such that ex-TAC Gross Profit includes solely direct cash contribution components.

•
Adjusted EBITDA: Net income (loss) before finance income (expenses), net, income tax expenses, depreciation and amortization and non-cash amortization of the Commercial agreement asset, further adjusted to exclude share-based compensation including Connexity holdback compensation expenses and other noteworthy income and expense items such as M&A costs and restructuring costs which may vary from period-to-period.

•	Adjusted EBITDA margins: The ratio of Adjusted EBITDA to ex-TAC Gross Profit as Adjusted EBITDA divided by ex-TAC Gross Profit.
•	Scaled Advertisers: An Advertiser that has more than $100,000 of cumulative gross spend on the network on a trailing four quarter basis.
•	Average Revenue per Scaled Advertiser: The aggregate cumulative gross spend of all Scaled Advertisers for a given period divided by the number of Scaled Advertisers for that period.

Note Regarding Forward-Looking Statements
Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the degree to which, or whether, Realize can achieve its intended performance objectives and attract, retain and grow advertisers and advertising spending; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will buyback any of our shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities, satisfying required conditions under the Israeli Companies Law and the Companies Regulations or other factors; the ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; the potential or expected impact of tariffs on advertising spend, consumer and business sentiment, and the general economic environment; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola empowers businesses to grow through performance advertising technology that goes beyond search and social and delivers measurable outcomes at scale.

Taboola works with thousands of businesses who advertise directly on Realize, Taboola’s powerful ad platform, reaching approximately 600 million daily active users across some of the best publishers in the world. Publishers like NBC News, Yahoo, and OEMs such as Samsung, Xiaomi and others use Taboola’s technology to grow audience and revenue, enabling Realize to offer unique data, specialized algorithms, and unmatched scale.

Investor Contacts:
Jessica Kourakos
Aadam Anwar
investors@taboola.com

Press Contact:
Dave Struzzi
press@taboola.com

Third Quarter 2025 Financial Results
The following table summarizes our consolidated financial results for the three months ended September 30, 2025 and 2024:

(dollars in millions, except per share data)	Three months ended September 30,
	2025	2024
	Unaudited
Revenues	$496.8	$433.0
Gross profit	$139.0	$132.9
Net income (loss)	$5.2	$(6.5)
EPS diluted (1)	$0.02	$(0.02)
Ratio of net income (loss) to gross profit	3.8%	(4.9)%
Cash flow provided by operating activities	$53.2	$49.8
Cash, cash equivalents, short-term deposits and investments	$115.5	$217.2

Non-GAAP Financial Data *
ex-TAC Gross Profit	$176.8	$166.4
Adjusted EBITDA	$48.2	$47.9
Non-GAAP Net Income	$34.3	$22.2
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	27.3%	28.8%
Free Cash Flow	$46.3	$42.9

(1) The weighted-average shares used in the computation of the diluted EPS for the three months ended September 30, 2025 and 2024 are 305,679,079 and 342,886,216, respectively. The weighted-average shares for the three months ended September 30, 2025 and 2024, included 274,034,553 and 298,675,810 Ordinary shares, and 31,644,526 and 44,210,406 Non-voting Ordinary shares, respectively.

Fourth Quarter and Full Year 2025 Guidance
For the Fourth Quarter and Full Year 2025, the Company currently expects (dollars in millions):

	Q4 2025 Guidance	FY 2025 Guidance
Unaudited
(dollars in millions)
Revenues	$532 - $542	$1,914 - $1,932
Gross profit	$166 - $171	$550 - $564
ex-TAC Gross Profit*	$204 - $210	$700 - $710
Adjusted EBITDA*	$83 - $85	$209 - $214
Non-GAAP Net Income (Loss)*	$52 - $56	$139 - $144

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	September 30, 2025	December 31, 2024
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$115,475	$226,583
Short-term investments	—	3,780
Restricted deposits	—	200
Trade receivables (net of allowance for credit losses of $13,338 and $11,815 as of September 30, 2025 and December 31, 2024, respectively) (1)	308,900	370,110
Prepaid expenses and other current assets	67,721	55,328
Total current assets	492,096	656,001
NON-CURRENT ASSETS
Long-term prepaid expenses	17,666	25,193
Commercial agreement asset	274,374	286,619
Restricted deposits	1,462	1,462
Operating lease right of use assets	85,490	58,997
Property and equipment, net	77,315	69,388
Intangible assets, net	25,012	65,067
Goodwill	555,931	555,931
Total non-current assets	1,037,250	1,062,657
Total assets	$1,529,346	$1,718,658

(1) Includes related party trade receivables of $37,941 and $76,677, as of September 30, 2025 and December 31, 2024, respectively.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	September 30,	December 31,
	2025	2024
	Unaudited
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade payables (2)	$301,680	$309,229
Short-term operating lease liabilities	29,398	21,881
Accrued expenses and other current liabilities	135,145	154,472
Total current liabilities	466,223	485,582
LONG-TERM LIABILITIES
Long-term loan and revolving credit facility (3)	74,000	116,452
Long-term operating lease liabilities	65,238	42,561
Warrants liability	897	3,368
Deferred tax liabilities, net	17	5,497
Other long-term liabilities	11,509	13,292
Total long-term liabilities	151,661	181,170
COMMITMENTS AND CONTINGENCIES (Note 11)
SHAREHOLDERS’ EQUITY
Ordinary shares with no par value - Authorized: 700,000,000 as of September 30, 2025 and December 31, 2024; 337,494,088 and 325,674,930 shares issued, and 260,491,794 and 293,134,865 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Non-voting Ordinary shares with no par value - Authorized: 46,000,000 as of September 30, 2025 and December 31, 2024; 45,198,702 shares issued, and 30,401,133 and 44,210,406 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Treasury Ordinary shares, at cost - 91,799,863 (77,002,294 Ordinary shares and 14,797,569 Non-voting Ordinary shares) and 33,528,361 (32,540,065 Ordinary shares and 988,296 Non-voting Ordinary shares) as of September 30, 2025 and December 31, 2024, respectively	(314,881)	(130,117)
Additional paid-in capital	1,386,921	1,335,825
Accumulated other comprehensive income	1,493	418
Accumulated deficit	(162,071)	(154,220)
Total shareholders’ equity	911,462	1,051,906
Total liabilities and shareholders’ equity	$1,529,346	$1,718,658

(2) Includes related party trade payables of $67,690 and $68,556, as of September 30, 2025 and December 31, 2024, respectively.
(3) The balance as of September 30, 2025, reflects $74,000 outstanding under the revolving credit facility. The December 31, 2024, balance reflects $116,452 under the long-term loan. See Note 8 of Notes to the Unaudited Consolidated Interim Financial Statements.

CONSOLIDATED STATEMENTS OF LOSS

U.S. dollars in thousands, except share and per share data

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	Unaudited
Revenues (1)	$496,764	$433,012	$1,389,731	$1,275,180
Cost of revenues:
Traffic acquisition cost (2)	324,079	267,997	901,299	821,737
Other cost of revenues	33,666	32,138	94,495	96,835
Total cost of revenues	357,745	300,135	995,794	918,572
Gross profit	139,019	132,877	393,937	356,608
Operating expenses:
Research and development	37,867	36,727	111,305	106,264
Sales and marketing	70,090	67,808	207,228	200,253
General and administrative	24,557	23,784	75,117	71,397
Total operating expenses	132,514	128,319	393,650	377,914
Operating income (loss)	6,505	4,558	287	(21,306)
Finance income (expenses), net (3)	500	(1,106)	(6,491)	(3,740)
Income (loss) before income taxes	7,005	3,452	(6,204)	(25,046)
Income tax expenses	(1,761)	(9,906)	(1,647)	(11,857)
Net income (loss)	$5,244	$(6,454)	$(7,851)	$(36,903)

Net Income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	$0.02	$(0.02)	$(0.02)	$(0.11)
Net Income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	$0.02	$(0.02)	$(0.02)	$(0.11)
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	300,723,658	342,886,216	318,600,917	343,606,187
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	305,679,079	342,886,216	318,600,917	343,606,187

(1) Includes revenues from related party of $52,106 and $44,936, for the three months ended September 30, 2025 and 2024, respectively, and $146,886 and $157,362 for the nine months ended September 30, 2025 and 2024, respectively.
(2) Includes traffic acquisition cost to related party of $93,088 and $53,104 for the three months ended September 30, 2025 and 2024, respectively, and $252,644 and $205,148 for the nine months ended September 30, 2025 and 2024, respectively.
(3) Includes loss on extinguishment of debt of 6,597 for the nine months ended September 30, 2025.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	Unaudited
Net income (loss)	$5,244	$(6,454)	$(7,851)	$(36,903)
Other comprehensive income (loss):
Unrealized and realized gains on available-for-sale marketable securities, net	—	—	—	6
Unrealized gains (losses) on derivative instruments, net	(1,275)	204	1,075	(783)
Other comprehensive income (loss)	(1,275)	204	1,075	(777)
Comprehensive income (loss)	$3,969	$(6,250)	$(6,776)	$(37,680)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	Unaudited
Cost of revenues	$905	$933	$2,728	$3,040
Research and development	6,415	6,785	19,543	20,015
Sales and marketing	4,270	4,671	13,093	13,526
General and administrative	4,124	4,797	12,439	15,311
Total share-based compensation expenses	$15,714	$17,186	$47,803	$51,892

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	Unaudited
Cost of revenues	$9,073	$10,580	$26,516	$31,206
Research and development	540	1,384	1,595	3,493
Sales and marketing	10,354	12,669	32,807	39,597
General and administrative	364	160	859	1,680
Total depreciation and amortization expense	$20,331	$24,793	$61,777	$75,976

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	Unaudited
Cash flows from operating activities
Net income (loss)	$5,244	$(6,454)	$(7,851)	$(36,903)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation, amortization and write-off	20,441	24,793	64,828	75,976
Share-based compensation expenses	15,714	17,186	47,803	51,892
Net gain from financing expenses	(221)	(1,909)	(4,896)	(1,131)
Revaluation of the Warrant liability	(1,648)	(738)	(2,471)	(4,625)
Amortization of loan and credit facility issuance costs	277	363	874	1,092
Amortization of premium and accretion of discount on short-term investments, net	—	147	—	230
Loss on extinguishment of debt	—	—	6,597	—
Commercial agreement asset Amortization	4,126	1,390	12,245	1,390
Change in operating assets and liabilities:
(Increase) decrease in trade receivables, net (1)	(13,122)	(11,656)	61,210	12,977
(Increase) decrease in prepaid expenses and other current assets and long-term prepaid expenses	(1,861)	8,797	856	23,787
Increase (decrease) in trade payable (2)	12,126	(1,004)	(7,595)	(12,901)
Increase (decrease) in accrued expenses and other current liabilities and other long-term liabilities	12,672	21,449	(21,110)	23,027
Decrease in deferred taxes, net	(671)	(3,061)	(5,480)	(10,962)
Change in operating lease right of use assets	6,691	5,354	19,345	14,638
Change in operating Lease liabilities	(6,565)	(4,885)	(15,644)	(16,091)
Net cash provided by operating activities	53,203	49,772	148,711	122,396
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(6,914)	(6,908)	(32,191)	(25,130)
Business acquisition deferred payment	—	—	—	(719)
Proceeds from maturities of short-term investments	200	—	3,980	5,765
Net cash (used in) investing activities	(6,714)	(6,908)	(28,211)	(20,084)
Cash flows from financing activities
Issuance costs	—	—	(938)	(695)
Exercise of options and vested RSUs	2,090	968	5,296	5,709
Payments of tax withholding for share-based compensation	(1,156)	(709)	(3,133)	(2,396)
Repurchase of ordinary shares and non-voting ordinary shares	(34,591)	(9,578)	(184,599)	(64,517)
Payments on account of repurchase of ordinary shares	1,181	(422)	(1,879)	(422)
Repayment of Long term loan	—	—	(122,736)	—
Proceeds from revolving credit line, net of issuance costs	—	—	123,985	—
Additional proceeds from revolving credit line	152,700	—	228,700	—
Repayment of revolving credit line	(166,700)	—	(281,200)	—
Net cash used in financing activities	(46,476)	(9,741)	(236,504)	(62,321)
Exchange rate differences on balances of cash and cash equivalents	221	1,909	4,896	1,131
Increase (decrease) in cash and cash equivalents	234	35,032	(111,108)	41,122
Cash and cash equivalents - at the beginning of the period	115,241	182,198	226,583	176,108
Cash and cash equivalents - at end of the period	$115,475	$217,230	$115,475	$217,230

(1) Includes a decrease (increase) in related party trade receivables of $(3,389) and $(8,526), for the three months ended September 30, 2025 and 2024, respectively, and a decrease (increase) of $38,736 and $(39,461) for the nine months ended September 30, 2025 and 2024, respectively.
(2) Includes an increase (decrease) in related party trade payables of $6,774 and $(8,573), for the three months ended September 30, 2025 and 2024, respectively, and a (decrease) increase in related party trade payables of $(866) and $11,964, for the nine months ended September 30, 2025 and 2024, respectively.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands
	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$9,202	$3,796	$23,409	$13,396
Interest	$907	$3,760	$4,862	$11,054
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$(1,220)	$4,508	$678	$4,508
Share-based compensation included in capitalized internal-use software	$403	$1,045	$1,130	$1,745
Creation of operating lease right-of-use assets and operating lease liability	$13,751	$9,557	$45,838	$13,221

APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024 (UNAUDITED)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(dollars in thousands)
Revenues	$496,764	$433,012	$1,389,731	$1,275,180
Traffic acquisition cost	324,079	267,997	901,299	821,737
Other cost of revenues	33,666	32,138	94,495	96,835
Gross profit	$139,019	$132,877	$393,937	$356,608
Add back: Other cost of revenues and amortization (1)	37,792	33,528	106,740	98,225
ex-TAC Gross Profit	$176,811	$166,405	$500,677	$454,833

1 The three and nine months ended September 30, 2025, included $4,126 and $12,245 amortization expense of the non-cash based Commercial agreement asset respectively, and the three and nine months ended September 30, 2024 included $1,390 amortization expense of the non-cash based Commercial agreement asset. See Note 1(b) of Notes to the Unaudited Interim Consolidated  Financial Statements.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(dollars in thousands)
Net income (loss)	$5,244	$(6,454)	$(7,851)	$(36,903)
Adjusted to exclude the following:
Finance expenses, net	(500)	1,106	6,491	3,740
Income tax expenses	1,761	9,906	1,647	11,857
Depreciation and amortization (1)	24,456	26,183	76,822	77,366
Share-based compensation expenses	15,714	15,423	47,803	44,838
Holdback compensation expenses (2)	—	1,763	—	7,054
Other costs (3)	1,548	—	4,424	695
Adjusted EBITDA	$48,223	$47,927	$129,336	$108,647

1 The nine months ended September 30, 2025, included a write-off of internal use software in the amount of $2,800. The three and nine months ended September 30, 2025 included amortization expenses of the non-cash based Commercial agreement asset in the amount of $4,126 and $12,245, respectively. The three and nine months ended September 30, 2024 included $1,390 amortization expense of the non-cash based Commercial agreement asset. See Note 1(b) of Notes to the Unaudited Interim Consolidated  Financial Statements.
2 Represents share-based compensation due to holdback of Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 The three and nine months ended September 30, 2025, includes professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amount of $1,548 and $4,424, respectively. The nine months ended September 30, 2024 included one-time professional service costs in the amount of $695.

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(dollars in thousands)
Net income (loss)	$5,244	$(6,454)	$(7,851)	$(36,903)
Amortization of acquired intangibles (1)	16,988	16,474	52,599	48,163
Share-based compensation expenses	15,714	15,423	47,803	44,838
Holdback compensation expenses (2)	—	1,763	—	7,054
Other costs (3)	1,548	—	4,424	695
Revaluation of Warrants	(1,648)	(737)	(2,471)	(4,624)
Foreign currency exchange rate losses (gains) (4)	(667)	(738)	(1,926)	650
Income tax effects	(2,916)	(3,520)	(9,704)	(10,820)
Loss on extinguishment of debt (5)	—	—	6,597	—
Non-GAAP Net Income	$34,263	$22,211	$89,471	$49,053

1 The nine months ended September 30, 2025, included a write-off of internal use software in the amount of $2,800. The three and nine months ended September 30, 2025 included amortization expenses of the non-cash based Commercial agreement asset in the amount of $4,126 and $12,245, respectively. The three and nine months ended September 30, 2024 included $1,390 amortization expense of the non-cash based Commercial agreement asset. See Note 1(b) of Notes to the Unaudited Interim Consolidated  Financial Statements.
2 Represents share-based compensation due to holdback of Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 The three and nine months ended September 30, 2025, included professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations it the amount of $1,548 and $4,424, respectively. The nine months ended September 30, 2024 included one-time professional service costs in the amount of $695.
4 Represents foreign currency exchange rate gains or losses related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.
5 See Note 8 of Notes to the Unaudited Interim Consolidated  Financial Statements.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
	(dollars in thousands)
Net cash provided by operating activities	$53,203	$49,772	$148,711	$122,396
Purchases of property and equipment, including capitalized internal-use software	(6,914)	(6,908)	(32,191)	(25,130)
Free Cash Flow	$46,289	$42,864	$116,520	$97,266

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2025 AND FULL YEAR 2025 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross Profit.

	Q4 2025 Guidance	FY 2025 Guidance
Unaudited
(dollars in millions)
Revenues	$532 - $542	$1,914 - $1,932
Traffic acquisition cost	($328) - ($332)	($1,214) - ($1,222)
Other cost of revenues	($38) - ($39)	($150) - ($146)
Gross profit	$166 - $171	$550 - $564
Add back: Other cost of revenues	($38) - ($39)	($150) - ($146)
ex-TAC Gross Profit	$204 - $210	$700 - $710

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.